                            STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 30th day of March, 1999 by and among Summit Ventures III, L.P., Summit Subordinated Debt Fund, L.P., and Summit Investors II, L.P. (collectively, the "Sellers" and individually, each a "Seller" and all of which are part of an affiliated group of investment partnerships referred to, collectively as "Summit Partners") and AMX Corporation, a Texas corporation (the "Company").

       WHEREAS, Summit Ventures III, L.P. is the legal and beneficial owner of Four Hundred Seventeen Thousand Thirty Seven (417,037) shares of the $.01 par value per share Common Stock of the Company (the "Common Stock") represented by Stock Certificate No. C0650;

       WHEREAS, Summit Subordinated Debt Fund, L.P. is the legal and beneficial owner of Sixty Nine Thousand Five Hundred Nine (69,509) shares of the Common Stock of the Company represented by Stock Certificate No. C0651;

       WHEREAS, Summit Investors II, L.P. is the legal and beneficial owner of Nine Thousand Nine Hundred Thirty (9,930) shares of the Common Stock of the Company represented by Stock Certificate No. C0652;

       WHEREAS, the Company wishes to effect a purchase of certain shares of the issued and outstanding Common Stock of the Company held by the Sellers;

       NOW, THEREFORE, for and in consideration of the above, and the premises set forth herein and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

       1. PURCHASE AND SALE OF THE STOCK. Sellers hereby agree as to themselves to bargain, grant, sell and convey all of the Common Stock set forth below opposite its name to the Company and the Company hereby agrees to purchase such Common Stock from each Seller on the terms and conditions hereinafter set forth.

                  Summit Ventures III, L.P.                            417,037
                  Summit Subordinated Debt Fund, L.P.                   69,509
                  Summit Investors II, L.P.                              9,930

       2. PURCHASE PRICE. The purchase price ("Purchase Price") per share at which the Company agrees to purchase and the Sellers agree to sell such shares of Common Stock at Closing (as hereinafter defined) is nine dollars ($9.00) payable by the Company to each of the Sellers at Closing by wire transfer. Notwithstanding the above and except as set forth in the last sentence of this section, the consideration paid to Sellers shall be increased if on or before June 30, 1999 (i) the Company acquires shares of its Common Stock from any of the shareholders listed on Exhibit "A" ("Certain Shareholders") at a per share price in excess of nine dollars ($9.00) per share or (ii) the Company issues its Common Stock at a per share price in excess of nine dollars ($9.00) per share to Cisco Systems, Inc., a California corporation or any entity controlled by it (collectively, "Cisco"), and such shares immediately after such issuance constitute ten percent (10%) or more of the Company's issued and outstanding shares of Common Stock. In either such event, the Company shall pay such additional consideration to the Sellers so that the per share price paid to Sellers is equal to the highest per share price paid to any of the Certain Shareholders or paid by Cisco, whichever is applicable or if both are applicable, whichever is higher. The right of Sellers to receive additional consideration shall not apply to any transactions which occur after June 30, 1999 and shall not apply to any purchases (i) pursuant to any offer made by the Company to all of its shareholders, or (ii) made by the Company as part of any transaction which is subject to Rule 13(e)-3, promulgated under the Securities Exchange Act of 1934, governing going private transactions.

       3. CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall take place on or before March 31, 1999.

       4. TRANSFER. At the Closing, each Seller hereby agrees to deliver to the Company, the stock certificates evidencing those number of shares as set forth opposite its name as set forth in Section 1 hereof, duly endorsed in blank for transfer or accompanied by a duly executed stock power.

       5. REPRESENTATIONS OF EACH SELLER. Each Seller, acting severally and not jointly, hereby warrants and represents to the Company as follows:

       (a) It owns all right, title or interest in the Common Stock set forth opposite its name as set forth in Section 1 hereof free and clear of any claim, security interest, mortgage, pledge, lien or other encumbrance of whatever nature;

       (b) Assuming due execution and delivery by the Company of this Agreement, this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms;

       (c) Such Seller, until the date hereof, has remained a shareholder of the Company and is aware of the Company's business affairs and financial conditions and has acquired information about the Company and its business, assets, results of operations, and financial condition to reach an informed and knowledgeable decision to sell its respective shares of the Company and such Seller has had an opportunity to review all such information about the Company as it desires and it has been given an opportunity to ask questions and receive answers about the Company and such Seller acknowledges that Thomas S. Roberts ("Mr. Roberts") is a member of the Board of Directors of the Company as the representative of Summit Partners and Mr. Roberts is aware of various discussions in which the Company is engaged regarding various products, alliances, potential new investors and that the Company is in a position, through its Chairman of the Board, John F. McHale, to take advantage of various introductions made through Mr. McHale, including but not limited to introductions to Cisco, International Business Machines Corporation, a New York corporation and John Tolleson;

       (d) Such Seller hereby acknowledges that the Company has made no representations or warranties to it with respect to the value of the shares of Common Stock to be purchased hereunder and the actual value of such shares may be more or less than the consideration being paid by the Company pursuant to this Agreement; and

       (e) Such Seller is a limited partnership duly and validly organized under the laws of the jurisdiction of its formation, all partnership or corporate action required for the execution and delivery by such partnership of this Agreement will not violate the partnership agreement of such partnership or any of its general partners or any material contract or agreement to which such partnership is subject, or by which its assets are bound, or require any consent, approval, license or other authorization to be obtained by such Seller.

       6. REPRESENTATIONS OF THE COMPANY. The Company hereby warrants and represents to the Sellers as follows:

       (a) The Company has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate all of the transactions contemplated hereby;

       (b) This Agreement has been duly authorized by all necessary corporate action on the part of the Company including being authorized by the board of directors of the Company who found such purchase to be in the best interest of the Company and its shareholders. The board of directors of the Company considered numerous factors including, but not limited to, the relationship of Mr. Roberts as a director of the Company and as a representative of the Sellers;

       (c) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally;

       (d) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not
(i) contravene the Company's articles of incorporation or bylaws or (ii) breach or constitute a default under any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting the Company, any of its subsidiaries or any of their respective property or assets the breach of which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

       (e) No governmental authorization, and no consent, approval or authorization of, or notice to, or other action by, any other person, is required for the due execution, delivery, recordation, filing or performance by the Company of this Agreement, or for any of the other transactions contemplated hereby, except for any such authorization or consent which has been or will be obtained prior to the time at which it is required to be obtained;

       (f) The Company has furnished or made available to the Sellers a true and complete copy of its Form 10-K for the fiscal year ended March 31, 1998 and its Form 10-Q for the fiscal quarter ended December 31, 1998 (collectively, the "SEC Documents"), which the Company filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC") and, as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

       7. GENERAL. This Agreement has been executed in, and shall be governed by and construed in accordance with the laws of the State of Texas, and all obligations are enforceable in Dallas County, Texas. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the legal representatives, heirs, successors and assigns of the parties hereto.

       8. ATTORNEYS' FEES. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any relief to which it may be entitled.

       9. SURVIVAL. Notwithstanding the termination of this Agreement, the provisions of Section 5 shall survive and be binding upon each Seller unless a written agreement that specifically refers to the termination of the obligations and covenants of Section 5 is executed by the Company.

       10. FURTHER ACTS. Each party hereto agrees to perform such further acts and execute and deliver such further instruments and documents which may reasonably be necessary in order to carry out the provisions and effectuate the intent of this Agreement.

       11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior and contemporaneous settlement agreements or settlement understandings and/or discussions, whether written or oral, between the parties with respect to the subject matter hereof.

       12. SEVERABILITY. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all of the other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

       13. MODIFICATION. The Agreement may be altered or amended in whole or an part by written instruments signed by the Company and all other parties hereto.

       14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute one (1) and the same agreement.







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

       IN WITNESS WHEREOF, the parties have hereunder set their hands as of the day and year first above written.


                                   AMX CORPORATION
                                   a Texas corporation

                                   By: /s/ Joe Hardt
                                      -----------------------------------------
                                   Joe Hardt, Chief Executive Officer

                                   SUMMIT VENTURES III, L.P.,

                                   By:      Summit Partners III, L.P.
                                            its general partner

                                            By:      Stamps, Woodsum & Co. III,
                                                     its general partner

                                                     By: /s/ Tom Roberts
                                                        -----------------------

                                   SUMMIT SUBORDINATED DEBT FUND, L.P.

                                   By:      Summit Partners SD, L.P.
                                            its general partner

                                            By: /s/ Tom Roberts
                                               --------------------------------

                                   SUMMIT INVESTORS II, L.P.

                                   By: /s/ Tom Roberts
                                      -----------------------------------------

                                    EXHIBIT A

                          Advent VII L.P.
                          Advent Atlantic and Pacific II L.P.
                          Chestnut Capital International III Limited Partnership Advent New York L.P.
                          Advent Industrial II L.P.
                          TA Venture Investors Limited Partnership
                          Interwest Partners V L.P.























                                       6